UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 28, 2020

TAUTACHROME INC.
(Exact name of registrant as specified in its charter)

Delaware	333-141907	20-5034780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Drive, Oro Valley, Arizona	85755
(Address of principal executive offices)	(Zip Code)

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Modification to Rights of Security Holders

On September 28, 2020, Tautachrome Inc. (the “Registrant”) entered into a Note Purchase Agreement with Arknet Inc, an Arizona corporation (“Arknet”), whereby Arknet agrees to accept 290,397 and 0.763 shares of the Registrant’s Series F Preferred Stock in exchange for twelve promissory notes issued to Arknet by the Registrant with respect to $610,500 in aggregate principal indebtedness plus accrued interest owing thereunder. Each share of Series F Preferred Stock may be converted into 1000 shares of the Registrant’s common stock at the option of the holder upon not less than 61 days’ notice.

Arknet is controlled by Dr. Jon N. Leonard and David LaMountain. Dr. Leonard is the President, CEO, CFO and a director of the Registrant, as well as being a controlling shareholder of the Registrant. Mr. LaMountain is the COO and a director of the Registrant.

The description of the terms and conditions of the Note Purchase Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the terms of the Note Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws, Change in Fiscal Year

On September 29, 2020, the Registrant filed a Certificate of Designations to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, setting forth the terms of its Series F Preferred Stock. A copy of the Certificate of Designations relating to the Series B Preferred Stock is listed as Exhibit 3.1 to this Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Designations of the Registrant relating to Series F Preferred Stock

10.1	Note Purchase Agreement dated September 28, 2020, between the Registrant and Arknet Inc

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAUTACHROME INC.

/s/ Jon N. Leonard
Jon N. Leonard
President & CEO
Date: September 29, 2020

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